Exhibit 99.1
Energy Recovery Reports First Quarter 2023 Financial Results

SAN LEANDRO, Calif. - May 3, 2023 - Energy Recovery, Inc. (Nasdaq:ERII) (“Energy Recovery” or the “Company”) today announced its financial results for the first quarter ended March 31, 2023.

First Quarter Highlights
•Revenue of $13.4 million, and within February 2023 guidance.
•Lower gross margin of 60.9%, as compared to Q1’2022, driven mainly by an increase in pump and hydraulic turbocharger revenue in the original equipment manufacturer and aftermarket channels, and a decrease PX® Pressure Exchanger® revenue in the megaproject channel.
•Operating expenses grew 6% in the first quarter, as compared to Q4’2022, from growing sales and marketing expenditures in support of new businesses, and some variability in the timing of research and development expenses.
•Loss from operations of $8.1 million primarily attributable to lower revenue and gross margin due to expected timing of megaproject shipments.
•Net loss of $6.3 million and adjusted EBITDA of negative $4.8 million, primarily attributed to lower revenue and gross margin.
•Operating cash flow of $8.7 million driven by strong collections.

Robert Mao, Chairman, President and CEO, commented on the financial results: “As we guided in February, our desalination revenue for 2023 will be heavily weighted to the second half of this year due to the expected timing of megaproject shipments, which is how the year has started. As previously indicated, we expect our desalination business to grow between 3-7% this year. We also continue to see increasing demand for our wastewater products and are adding new countries outside of China and India to our pipeline in Southeast Asia and Latin America. We expect to expand our sales and marketing capabilities this year to successfully address these opportunities, as we seek to double this business in 2023 and 2024.”

Mr. Mao added: “We continue to build on the momentum following our February announcements of Epta Group’s new generation sustainability XTE refrigeration rack product line incorporating our PX G1300™, and our signing of an exclusive distribution agreement for Belgium, the Netherlands and Luxembourg with Fieuw Koeltechniiek. We recognized over $100 thousand in CO2 revenue in the first quarter and expect to be commissioned in multiple countries this year in North America and Europe. Importantly, we expect our first deployment in a food manufacturing plant this summer as well as the first use of the PX G1300 as a defense against rising temperatures with a new installation in a Canadian supermarket chain. It is an exciting time at Energy Recovery as the refrigeration industry begins to take notice of our revolutionary new product. We look forward to building a bigger footprint throughout the year.”

Financial Highlights

	Q1’2023	Q1’2022	vs. Q1’2022
	(In millions, except net income (loss) per share, percentages and basis points)
Revenue	$13.4	$32.5	down 59%
Gross margin	60.9%	70.8%	down 990 bps
Operating margin	(60.5%)	25.3%	NM
Net (loss) income	($6.3)	$7.9	down 180%
Net (loss) income per share	($0.11)	$0.14	down 179%
Effective tax rate	15.5%	5.3%
Cash provided by (used for) operations	$8.7	($1.6)

Non-GAAP Financial Highlights

	Q1’2023	Q1’2022	vs. Q1’2022
	(In millions, except net income (loss) per share, percentages and basis points)
Adjusted operating margin	(43.3%)	31.0%	NM
Adjusted net (loss) income	($4.5)	$9.2	down 149%
Adjusted net (loss) income per share	($0.08)	$0.16	down 150%
Adjusted effective tax rate	13.0%	10.2%
Adjusted EBITDA	($4.8)	$11.1
Free cash flow	$8.4	($3.6)

NM    Not material
(1)Refer to the sections “Use of Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” for definition of adjustment to GAAP presentation.

Forward-Looking Statements
Certain matters discussed in this press release and on the conference call are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including our belief that desalination revenue for 2023 will be heavily weighted to the second half of this year; our expectation that our desalination business will grow between 3-7% this year; our expectation that we will grow our industrial wastewater sales team; our goal to double our wastewater business in 2023 and 2024; and our expectations for multiple PX G1300 commissions in multiple countries this year in North America and Europe. These forward-looking statements are based on information currently available to us and on management’s beliefs, assumptions, estimates, or projections and are not guarantees of future events or results. Potential risks and uncertainties include any other factors that may have been discussed herein regarding the risks and uncertainties of the Company’s business, and the risks discussed under “Risk Factors” in the Company’s Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) for the year ended December 31, 2022, as well as other reports filed by the Company with the SEC from time to time. Because such forward-looking statements involve risks and uncertainties, the Company’s actual results may differ materially from the predictions in these forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, including adjusted operating margin, adjusted net (loss) income, adjusted net (loss) income per share, adjusted effective tax rate, adjusted EBITDA and free cash flow. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions, and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. The Company believes these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Notes to the First Quarter Financial Results
•Adjusted operating margin is a non-GAAP financial measure that the Company defines as (loss) income from operations which excludes i) share-based compensation; and ii) non-core operational costs, such as VorTeq-related severance costs and accelerated depreciation, and litigation charges, divided by revenues.
•Adjusted net (loss) income is a non-GAAP financial measure that the Company defines as net income which excludes i) share-based compensation; ii) non-core operational costs, such as VorTeq-related severance costs and accelerated depreciation, and litigation charges; and iii) the applicable tax effect of the excluded items including the share-based compensation discrete tax item.
•Adjusted net (loss) income per share is a non-GAAP financial measure that the Company defines as net (loss) income, which excludes i) share-based compensation; and ii) non-core operational costs, such as VorTeq-related severance costs and accelerated depreciation, and litigation charges; and iii) the applicable tax effect of the excluded items including the share-based compensation discrete tax item, divided by basic shares outstanding.
•Adjusted effective tax rate reflects adjustments for share-based compensation discrete tax item, share-based compensation, VorTeq-related severance costs and accelerated depreciation, and litigation charges.
•Adjusted EBITDA is a non-GAAP financial measure that the Company defines as net (loss) income which excludes i) depreciation and amortization; ii) share-based compensation; iii) non-core operational costs, such as VorTeq-related severance costs, and litigation charges; iv) other income, net, such as interest income and other non-operating income, net; and v) (benefit from) provision for income taxes.
•Free cash flow is a non-GAAP financial measure that the Company defines as net cash provided by (used in) operating activities less capital expenditures.

Conference Call to Discuss First Quarter 2023 Financial Results
LIVE CONFERENCE CALL:
Wednesday, May 3, 2023, 2:00 PM PT / 5:00 PM ET
Listen-only, US / Canada Toll-Free: +1 (877) 709-8150
Listen-only, Local / International Toll: +1 (201) 689-8354

CONFERENCE CALL REPLAY:
Expiration: Friday, June 2, 2023
US / Canada Toll-Free: +1 (877) 660-6853
Local / International Toll: +1 (201) 612-7415
Access code: 13737005

Investors may access the live call and the replay (approximately three hours after the live call concludes) over the internet at:
ir.energyrecovery.com/websites/energyrecover/English/2200/calendar.html

Disclosure Information
Energy Recovery uses the investor relations section on its website as means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Energy Recovery’s investor relations website in addition to following Energy Recovery’s press releases, SEC filings, and public conference calls and webcasts.

About Energy Recovery
Energy Recovery, Inc., creates technologies that solve complex challenges for commercial and industrial fluid-flow markets worldwide. Building on an innovative pressure exchanger technology platform, they design and manufacture solutions that make commercial and industrial processes more efficient and sustainable. What began as a game-changing invention for desalination has grown into a global business accelerating the environmental sustainability of customers’ operations in multiple industries. Headquartered in the San Francisco Bay Area, Energy Recovery has manufacturing and research and development facilities across California and Texas with sales and on-site technical support available globally. To learn more, visit https://energyrecovery.com/.

Contact
Investor Relations
ir@energyrecovery.com
+1 (346) 382-6927

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2023	December 31, 2022
	(In thousands)
ASSETS
Cash, cash equivalents and investments	$101,689	$92,891
Accounts receivable and contract assets	12,711	35,782
Inventories, net	33,119	28,366
Prepaid expenses and other assets	3,442	3,886
Property, equipment and operating leases	32,416	32,695
Goodwill	12,790	12,790
Deferred tax assets and other assets	11,800	10,629
TOTAL ASSETS	$207,967	$217,039

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable and accrued expenses	$10,144	$15,507
Contract liabilities and other liabilities, non-current	1,705	1,316
Lease liabilities	14,615	14,878
Total liabilities	26,464	31,701

Stockholders’ equity	181,503	185,338
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$207,967	$217,039

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2023	2022
	(In thousands, except per share data)
Revenue	$13,401	$32,546
Cost of revenue	5,246	9,498
Gross profit	8,155	23,048

Operating expenses
General and administrative	7,066	6,551
Sales and marketing	4,894	3,364
Research and development	4,306	4,911
Total operating expenses	16,266	14,826
(Loss) income from operations	(8,111)	8,222
Other income, net	656	117
(Loss) income before income taxes	(7,455)	8,339
(Benefit from) provision for income taxes	(1,159)	445
Net (loss) income	$(6,296)	$7,894

Net (loss) income per share
Basic	$(0.11)	$0.14
Diluted	$(0.11)	$0.14

Number of shares used in per share calculations
Basic	56,228	56,783
Diluted	56,228	58,181

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2023	2022
	(In thousands)
Cash flows from operating activities:
Net (loss) income	$(6,296)	$7,894
Non-cash adjustments	2,539	3,964
Net cash provided by (used in) operating assets and liabilities	12,414	(13,460)
Net cash provided by (used in) operating activities	8,657	(1,602)

Cash flows from investing activities:
Net investment in marketable securities	1,364	(18,956)
Capital expenditures and proceeds from sales of fixed assets	(197)	(1,976)
Net cash provided by (used in) investing activities	1,167	(20,932)

Cash flows from financing activities:
Net proceeds from issuance of common stock	165	763
Repurchase of common stock	—	(8,056)
Net cash provided by (used in) financing activities	165	(7,293)

Effect of exchange rate differences	8	(11)
Net change in cash, cash equivalents and restricted cash	$9,997	$(29,838)
Cash, cash equivalents and restricted cash, end of period	$66,455	$44,623

ENERGY RECOVERY, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

Channel Revenue

	Three Months Ended March 31,
	2023	2022	vs. 2022
	(In thousands, except percentages)
Original equipment manufacturer	$6,836	$4,671	up 46%
Aftermarket	3,322	4,035	down 18%
Megaproject	3,243	23,840	down 86%
Total revenue	$13,401	$32,546	down 59%

Segment Activity

	Three Months Ended March 31, 2023				Three Months Ended March 31, 2022
	Water	Emerging Technologies	Corporate	Total	Water	Emerging Technologies	Corporate	Total
	(In thousands)
Revenue	$13,296	$105	$—	$13,401	$32,516	$30	$—	$32,546
Cost of revenue	5,101	145	—	5,246	9,480	18	—	9,498
Gross profit (loss)	8,195	(40)	—	8,155	23,036	12	—	23,048

Operating expenses
General and administrative	1,938	968	4,160	7,066	1,464	908	4,179	6,551
Sales and marketing	3,175	1,170	549	4,894	2,301	527	536	3,364
Research and development	1,180	3,126	—	4,306	800	4,111	—	4,911
Total operating expenses	6,293	5,264	4,709	16,266	4,565	5,546	4,715	14,826
Operating income (loss)	$1,902	$(5,304)	$(4,709)	$(8,111)	$18,471	$(5,534)	$(4,715)	$8,222

Share-based Compensation

	Three Months Ended March 31,
	2023	2022
	(In thousands)
Stock-based compensation expense charged to:
Cost of revenue	$249	$146
General and administrative	960	968
Sales and marketing	698	433
Research and development	397	335
Total stock-based compensation expense	$2,304	$1,882

ENERGY RECOVERY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (1)
(Unaudited)

This press release includes certain non-GAAP financial information because we plan and manage our business using such information. The following table reconciles the GAAP financial information to the non-GAAP financial information.

	Quarter-to-Date
	Q1'2023	Q1'2022
	(In millions, except shares, per share and percentages)
Operating margin	(60.5%)	25.3%
Share-based compensation	17.2%	5.8%
Adjusted operating margin	(43.3%)	31.0%

Net (loss) income	$(6.3)	$7.9
Share-based compensation (2)	2.3	1.9
Share-based compensation discrete tax item	(0.5)	(0.6)
Adjusted net (loss) income	$(4.5)	$9.2

Net (loss) income per share	$(0.11)	$0.14
Adjustments to net (loss) income per share (3)	0.03	0.02
Adjusted net (loss) income per share	$(0.08)	$0.16

Effective tax rate	15.5%	5.3%
Adjustments to effective tax rate (3)	(2.5%)	4.9%
Adjusted effective tax rate	13.0%	10.2%

Net (loss) income	$(6.3)	$7.9
Share-based compensation	2.3	1.9
Depreciation and amortization	1.0	1.0
Other income, net	(0.7)	(0.1)
(Benefit from) provision for income taxes	(1.2)	0.4
Adjusted EBITDA	$(4.8)	$11.1

Free cash flow
Net cash provided by (used in) operating activities	$8.7	$(1.6)
Capital expenditures	(0.3)	(2.0)
Free cash flow	$8.4	$(3.6)

(1)Amounts may not total due to rounding.
(2)Amount presented are net of tax.
(3)Refer to the sections “Use of Non-GAAP Financial Measures” for description of items included in adjustments.